UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

Service Corporation International

(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1929 Allen Parkway Houston, Texas	77019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Second Supplemental Indenture
Fourth Supplemental Indenture
Registration Rights Agreement
2018 Notes Registration Rights Agreement
Press Release

Item 7.01. Regulation FD Disclosure.

     On October 3, 2006, Service Corporation International, a Texas corporation, (the “Company”), pursuant to a Purchase Agreement dated as of September 27, 2006 (the “Purchase Agreement”) among the Company and the initial purchasers named in Schedule 1 thereto (collectively, the “Initial Purchasers”), sold $500 million aggregate principal amount of unsecured senior notes, consisting of $250 million of 7⅜% Senior Notes due 2014 (the “2014 Notes”) and $250 million of 7⅝% Senior Notes due 2018 (the “2018 Notes” and, together with the 2014 Notes, the “Notes”) to the Initial Purchasers (the “Offering”). The Company issued the Notes pursuant to the Indenture dated as of February 1, 1993 between the Company and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee, as supplemented by the Third Supplemental Indenture dated as of October 3, 2006 and the Fourth Supplemental Indenture dated as of October 3, 2006. The Company intends to use the net proceeds from the Offering together with available cash and other financings to consummate the acquisition of Alderwoods Group, Inc. and refinance certain other indebtedness. The Initial Purchasers will resell the Notes in private transactions in conformance with Rule 144A or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

     The net proceeds of each series of Notes will be held in separate escrow accounts pending the consummation of the acquisition of Alderwoods and related transactions. All outstanding Notes are subject to special mandatory redemption in the event that the acquisition and related transactions are not consummated on or prior to December 31, 2006. All of the outstanding Notes may also be redeemed at the Company’s option, in whole, but not in part, at any time prior to December 31, 2006, if, in the Company’s sole judgment, the acquisition and related transactions will not be consummated by that date. The redemption price in either case will be 100% of the issue price of each series of the Notes set forth above, respectively, plus accrued and unpaid interest to the redemption date. The Company deposited the net proceeds of each series of Notes into separate escrow accounts, together with an amount of cash or treasury securities, so that the escrowed funds are sufficient to fund the redemption of the Notes, if required.

     On October 3, 2006, in connection with the Offering, the Company entered into two Registration Rights Agreements pursuant to which the Company agreed to file with the Securities and Exchange Commission registration statements relating to offers to exchange the Notes for issues of SEC-registered notes (the “Exchange Notes”) that evidence the same indebtedness and have terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer).

     On October 3, 2006, the Company issued a press release announcing that it had completed the Offering.

     In connection with the completion of the Offering, the Company is filing certain exhibits as part of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

4.1	Third Supplemental Indenture dated as of October 3, 2006 between Service Corporation International and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.2	Form of 7⅜% Senior Notes due 2014 (Included in Exhibit 4.1).

4.3	Fourth Supplemental Indenture dated as of October 3, 2006 between Service Corporation International and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.4	Form of 7⅝% Senior Notes due 2018 (Included in Exhibit 4.3).

10.1	2014 Notes Registration Rights Agreement dated as of October 3, 2006 among Service Corporation International and the Initial Purchasers.

10.2	2018 Notes Registration Rights Agreement dated as of October 3, 2006 among Service Corporation International and the Initial Purchasers.

99.1	Press Release dated October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2006	SERVICE CORPORATION INTERNATIONAL

By: /s/ Eric D. Tanzberger
Name: Eric D. Tanzberger
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
4.1	Third Supplemental Indenture dated as of October 3, 2006 between Service Corporation International and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.2	Form of 7⅜% Senior Notes due 2014 (Included in Exhibit 4.1).

4.3	Fourth Supplemental Indenture dated as of October 3, 2006 between Service Corporation International and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee.

4.4	Form of 7⅝% Senior Notes due 2018 (Included in Exhibit 4.3).

10.1	2014 Notes Registration Rights Agreement dated as of October 3, 2006 among Service Corporation International and the Initial Purchasers.

10.2	2018 Notes Registration Rights Agreement dated as of October 3, 2006 among Service Corporation International and the Initial Purchasers.

99.1	Press Release dated October 3, 2006.